Exhibit 10.5

SUBSCRIPTION AGREEMENT

E2open Parent Holdings, Inc.
9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between E2open Parent Holdings, Inc., a Delaware corporation (“E2open Parent”), and the undersigned subscriber (the “Investor”), in connection with the Share Purchase Agreement related to BluJay Topco Limited, a company incorporated in England and Wales (the “Company”), dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Share Purchase Agreement”), by and among E2open Parent and the Sellers (as defined in the Share Purchase Agreement), pursuant to which, among other things, E2open Parent will purchase the entire issued ordinary shares of the Company and acquire, or procure the redemption in full in cash of, the entire issued A preference shares in the capital of the Company (together with the accrued dividend on such shares up to the date of the completion of the transactions contemplated by the Share Purchase Agreement (the “Transaction”)), on the terms and subject to the conditions therein. In connection with the Transaction, E2open Parent is seeking commitments from interested investors to purchase shares of E2open Parent’s class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $      per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, E2open Parent is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 28,909,022 Shares, subject to Section 5(f) of this Subscription Agreement. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and E2open Parent acknowledges and agrees as follows:

1.           Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from E2open Parent, and E2open Parent agrees to issue and sell to Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that E2open Parent reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by E2open Parent only when this Subscription Agreement is signed by a duly authorized person by or on behalf of E2open Parent; E2open Parent may do so in counterpart form.

2.           Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) E2open Parent to the Investor (the “Closing Notice”), that E2open Parent reasonably expects all conditions to the Completion (as defined in the Share Purchase Agreement) of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to E2open Parent, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by E2open Parent in the Closing Notice. On the Closing Date, E2open Parent shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on E2open Parent’s share register; provided, however, that E2open Parent’s obligation to issue the Shares to the Investor is contingent upon E2open Parent having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within two (2) business days following the Closing Date specified in the Closing Notice, E2open Parent shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.           Closing Conditions.

a.           The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)            all conditions precedent to the Completion of the Transaction under the Share Purchase Agreement shall have been satisfied or waived (as determined by the parties to the Share Purchase Agreement and other than those conditions under the Share Purchase Agreement which, by their nature, are to be fulfilled at the Completion of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) and the Completion of the Transaction shall occur, on the Closing Date, substantially concurrently with or on the same date as the Closing; and

(iii)            no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred.

b.           The obligation of E2open Parent to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c.           The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of E2open Parent contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by E2open Parent of each of the representations and warranties of E2open Parent contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of E2open Parent required to be performed by it at or prior to the Closing Date shall have been performed in all material respects; provided, that, the U.S. Securities and Exchange Commission’s (the “SEC”) issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Statement”), made on April 12, 2021, and any consequences thereof or actions taken by E2open Parent in response thereto, shall not cause either of the conditions in this clause (c) to be deemed to not have been satisfied so long as any such consequences or actions shall not have caused a material adverse effect on the business, financial condition or results of operations of E2open Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”). For the avoidance of doubt, any restatement of the financial statements of E2open and any amendments to previously filed reports required to be filed by E2open Parent with the SEC (the “SEC Reports”) or delays in filing SEC reports, in connection with the Statement or any subsequent related agreements or other guidance from the SEC with respect to the Statement, shall not be considered to result in a Material Adverse Effect.

4.           Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement and the Transaction.

5.           E2open Parent Representations and Warranties. E2open Parent represents and warrants to the Investor that:

a.           E2open Parent is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware. E2open Parent has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.           As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under E2open Parent’s certificate of incorporation (as amended on the Closing Date) or under the General Corporation Law of the State of Delaware. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the offer and sale of the Shares under the Securities Act of 1933, as amended, (the “Securities Act”). The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

c.           This Subscription Agreement has been duly authorized, executed and delivered by E2open Parent and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of the Company and is enforceable against E2open Parent in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.           The issuance and sale of the Shares and the compliance by E2open Parent with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of E2open Parent or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which E2open Parent or any of its subsidiaries is a party or by which E2open Parent or any of its subsidiaries is bound or to which any of the property or assets of E2open Parent is subject that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of E2open Parent to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of E2open Parent; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over E2open Parent or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of E2open Parent to timely comply in all material respects with this Subscription Agreement.

e.           As of their respective dates, all SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of E2open Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of E2open Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of E2open Parent, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

f.            Other than the Other Subscription Agreements, the Share Purchase Agreement and any other agreement expressly contemplated by the Share Purchase Agreement or described in the SEC Reports, E2open Parent has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in E2open Parent or with any other investor. Except for any alternative settlement procedures that apply to certain Other Investors due to their status as a mutual fund, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement (other than certain subscription agreements for investors that submit an indication of interest for more than $75 million).

g.           Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of E2open Parent, threatened against E2open Parent or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against E2open Parent.

h.           As of the date of this Subscription Agreement, E2open Parent’s certificate of incorporation authorizes the issuance of 2,554,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share; (ii) 2,500,000,000 Shares; (iii) 9,000,000 shares of Series B-1 common stock, par value $0.0001 per share; (iv) 4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and (v) 40,000,000 shares of Class V common stock, par value $0.0001 per share. As of the date of this Subscription Agreement, (A) 187,051,142 Shares are issued and outstanding, (B) 8,120,367 shares of Series B-1 common stock are issued and outstanding, (C) 3,372,184 shares of Series B-2 common stock are issued and outstanding, (D) 35,636,680 shares of Class V common stock are issued and outstanding, and the Company holds 4,363,320 shares of Class V common Stock in treasury, (E) 29,079,972 warrants to purchase Shares of E2open Parent are issued and outstanding, consisting of: (a) 13,799,972 public warrants, (b) 10,280,000 private placement warrants, and (c) 5,000,000 forward purchase warrants, and (F) no preference shares are issued and outstanding. All (1) issued and outstanding Shares, shares of Series B-1 common stock, shares of Series B-2 common stock and shares of Class V common stock of E2open Parent have been duly authorized and validly issued, are fully paid and are non-assessable, and (2) outstanding warrants of E2open Parent have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Share Purchase Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from E2open Parent any Shares or other equity interests in E2open Parent, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, E2open Parent has no subsidiaries, other than Amber Road, Inc., E2open, LLC, Inttra, Inc and Zyme Solutions, Inc. and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which E2open Parent is a party or by which it is bound relating to the voting of any securities of E2open Parent, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Share Purchase Agreement.

i.            As of the date hereof, the issued and outstanding Shares of E2open Parent are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “ETWO”. Except as disclosed in E2open Parent’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of E2open Parent, threatened against E2open Parent by NYSE or the SEC, respectively, to prohibit or terminate the listing of E2open Parent’s Shares on NYSE or to deregister the Shares under the Exchange Act. E2open Parent has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j.            E2open Parent acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Investor effecting a pledge of Shares shall not be required to provide E2open Parent with any notice thereof; provided, however, that neither E2open Parent, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by E2open Parent in all respects.

k.           E2open Parent is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by E2open Parent of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 11 of this Subscription Agreement, (iv) filings required by the NYSE, or such other applicable stock exchange on which E2open Parent’s common stock is then listed, and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

l.            Other than the Placement Agent (as defined below), E2open Parent has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and E2open Parent is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agent.

6.            Investor Representations and Warranties. The Investor represents and warrants to E2open Parent that:

a.           The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), a “qualified purchaser” (as defined in Section 2(a)(51) of the Investment Company Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b.           The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to E2open Parent or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that the sale of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A) and FINRA Rule 5123(b)(1)(C) or (J), and the institutional customer exemptions from filing under FINRA Rule 2111(b).

c.           The Investor acknowledges and agrees that the Investor is purchasing the Shares from E2open Parent. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of E2open Parent, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of E2open Parent expressly set forth in Section 5 of this Subscription Agreement.

d.           The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.           The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to E2open Parent, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed E2open Parent’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.            The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and E2open Parent or a representative of E2open Parent, and the Shares were offered to the Investor solely by direct contact between the Investor and E2open Parent or a representative of E2open Parent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, E2open Parent, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or any other person or entity, other than the representations and warranties of E2open Parent contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in E2open Parent.

g.           The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in E2open Parent’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares.

h.           Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in E2open Parent. The Investor acknowledges specifically that a possibility of total loss exists.

i.            In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning E2open Parent, the Company, the Transaction, the Share Purchase Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.            The Investor acknowledges that the Placement Agent: (i) has not provided the Investor with any information or advice with respect to the Shares, (ii) has not made or make any representation, express or implied as to E2open Parent, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, (v) may have existing or future business relationships with E2open Parent and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems necessary or appropriate to protect its interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k.           The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent or any person acting on its behalf have conducted with respect to the Shares, E2open Parent or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent.

l.            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m.          The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n.           The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of E2open Parent, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o.           The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p.           No disclosure or offering document has been prepared by Credit Suisse Securities (USA) LLC or any of its respective affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

q.           The Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have not made any independent investigation with respect to E2open Parent, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by E2open Parent.

r.            In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

s.           The Investor has or has commitments to have and, when required to deliver payment to E2open Parent pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

t.            The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

u.           The Investor agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of the E2open Parent. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (A) nothing herein shall prohibit (x) other entities under common management with the Investor with whom the Investor is not acting in concert with respect to any trading in securities of E2open Parent, this Subscription Agreement or the Investor’s participation in this offering of the Shares including the Investor’s controlled affiliates and/or affiliates, or (y) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, in each case from entering into any Short Sale and (B) in the case of an Investor that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section (u) shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, nothing in this Section (u) shall restrict any transactions with respect to securities of E2open Parent other than transactions that are Short Sales including the exercise of any redemption with respect to securities of the E2open Parent.

v.           The Investor acknowledges the SEC’s issuance of the Statement and the Investor agrees that any actions taken by E2open Parent in connection with, or as may be necessary or advisable to address the potential implications of, such Statement or review shall not be deemed to constitute a breach of any of the representations, warranties or covenants in this Subscription Agreement; provided, however, that any such actions may not materially and adversely affect the rights of the Investor (in its capacity as such) under this Subscription Agreement. For the avoidance of doubt, any restatement or the financial statements of E2open Parent and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with the Statement or any subsequent related agreements or other guidance from the SEC with respect to the Statement shall not be considered to materially and adversely affect the rights of the Investor (in its capacity as such) under this Subscription Agreement.

7.            Registration Rights.

a.            In the event that the Shares are not registered in connection with the consummation of the Transaction, E2open Parent agrees that, within thirty (30) calendar days after the Closing Date, it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies E2open Parent that it will “review” the Registration Statement) and (ii) ten (10) Business Days after E2open Parent is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. In connection with the foregoing, Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC. E2open Parent agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). Prior to the End Date, E2open Parent will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to E2open Parent upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. E2open Parent may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after E2open Parent becomes eligible to use such Form S-3. The Investor acknowledges and agrees that E2open Parent may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) E2open Parent shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) E2open Parent shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. E2open Parent’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to E2open Parent such information regarding the Investor, the securities of E2open Parent held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by E2open Parent to effect the registration of such Shares, and shall execute such documents in connection with such registration as E2open Parent may reasonably request that are customary of a selling stockholder in similar situations.

b.           If the SEC prevents E2open Parent from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC and (ii) the number of Shares to be registered for each selling stockholders named in the Registration Statement shall be reduced pro rata among all such selling stockholders.

c.            E2open Parent agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to E2open Parent by or on behalf of the Investor expressly for use therein.

d.           The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless E2open Parent, its directors and officers and agents and each person who controls E2open Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

e.           Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

f.            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

g.           If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 7(f) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

h.           With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to stockholders of the Company, permit the Investors to sell securities of the Company to the public without registration, E2open Parent agrees to:

(i)              make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)             file with the SEC in a timely manner all reports and other documents required of E2open Parent under the Securities Act and the Exchange Act so long as E2open Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)            furnish to the Investor so long as such Investor owns the Shares acquired hereunder, promptly upon request, (A) a written statement by E2open Parent, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of E2open Parent and such other reports and documents so filed by E2open Parent (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be necessary to permit the Investor to sell such securities pursuant to Rule 144 without registration.

i.            In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, E2open Parent shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends upon any such request therefor from the Investor, provided that E2open Parent and the Transfer Agent have timely received from the Investor customary representations, opinion and other documentation reasonably acceptable to E2open Parent and the Transfer Agent in connection therewith.

8.           Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Share Purchase Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) 20 days after the Longstop Date (in accordance with the Share Purchase Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder, or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to the Closing, such failure shall not have been cured by the date that is thirty calendar days following receipt of written notice from the party claiming such condition has not been satisfied) or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. E2open Parent shall notify the Investor in writing of the termination of the Share Purchase Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to E2open Parent in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9.            Miscellaneous.

a.           Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of E2open Parent and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 9 shall relieve the Investor of its obligations hereunder.

b.           E2open Parent may request from the Investor such additional information as E2open Parent may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, E2open Parent agrees to keep any such information provided by Investor confidential other than as necessary to include in any registration statement E2open Parent is required to file hereunder. The Investor acknowledges and agrees that if it does not provide E2open Parent with such requested information, E2open Parent may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that E2open Parent may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of E2open Parent.

c.           The Investor acknowledges that E2open Parent, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify E2open Parent, the Company and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify E2open Parent and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from E2open Parent will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d.           E2open Parent, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 9(d) shall not give the Company or the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of E2open Parent set forth in this Subscription Agreement.

e.           All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.            This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by E2open Parent of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g.           This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 6(c), Section 6(f), Section 8, Section 9(c), Section 9 (d), Section 9 (f), this Section 9(g), the last sentence of Section 9(k) and Section 10 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

h.           Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.            This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.           The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l.            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m.          Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9 (m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10.          Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, the Company (or any of its affiliates) or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of E2open Parent expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in E2open Parent. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Share Purchase Agreement or any Non-Party Affiliate (other than E2open Parent with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by E2open Parent, the Company, the Placement Agent or any Non-Party Affiliate concerning E2open Parent, the Company, the Placement Agent, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of E2open Parent, the Company, any Placement Agent or any of E2open Parent’s, the Company’s or any Placement Agent’s affiliates or any family member of the foregoing.

11.          Disclosure. E2open Parent shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that E2open Parent has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of E2open Parent, the Investor shall not be in possession of any material, non-public information received from E2open Parent or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with E2open Parent or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, E2open Parent shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which E2open Parent’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):	Date: May 27, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by E2open Parent in the Closing Notice.

IN WITNESS WHEREOF, E2open Parent has accepted this Subscription Agreement as of the date set forth below.

E2OPEN PARENT HOLDINGS, INC.

By:
Name:
Title:

Date: May 27, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.            QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.            INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.            ☐We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.            ☐We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.